Exhibit 10.7
                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into effective the 1st day of January 1, 2000, by and among FULL TILT SPORTS, INC., a Colorado corporation (the "Company") and LEROY LANDHUIS (the "Consultant").


                                    RECITALS

     WHEREAS, the Consultant possess certain knowledge and skills that are beneficial to the business of the Company;

     WHEREAS, the Company desires to retain the services of the Consultant to assist in the management of the Company.

     NOW THEREFORE, in consideration of the Recitals that shall be deemed to be a substantive part of this Agreement and the mutual covenants, promises, agreements, representations and warranties contained in this Agreement, the parties hereto do hereby covenant, promise, agree, represent and warrant as follows:

     1. Consulting Services.  Consultant agrees to provide consultation services
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to the Company to assist in the management of the Company.  The Consultant shall be available to the Company during normal business hours, subject to reasonable availability at mutually agreeable times. The Consultant shall determine when and where the Consultant shall provide said services, provided that Consultant shall devote 220 hours per year.

     2. Term. The term of this Agreement shall commence of the date of the first
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written above, and shall continue for twenty four (24)  consecutive  months from the date of commencement. At the expiration of the term of this Agreement, the parties may upon written agreement, renew this Agreement for an additional twelve (12) month term.

     3. Consulting Fees.
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     a) For  year  one of the  Consulting  Agreement,  upon  execution  of  this
Agreement, the Company shall pay the Purchaser compensation in the form of 315,201 shares of Common Stock of the Company, as provided in Section 1.1 (c) of the Private Placement Subscription Agreement executed on even date herewith. The Company shall send a Form 1099 to Consultant for such shares in the amount of $117,844.

     b) During year two of the Consulting Agreement, the Company shall pay the Purchaser compensation equivalent to $220,000, payable in the sole discretion of the Company either in cash or in Common Stock of the Company valued at 75% of the average between the ask and bid price of the Common Stock of the Company at year end December 31, 2000, payable within 5 days of January 1, 2001.

     4. Expenses.  The Consultant is authorized to incur reasonable expenses for
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promoting the business of the Company,  including his out-of-pocket expenses for entertainment, travel and similar items. The Company shall reimburse the Consultant for all such expenses on the presentation by the Consultant, from time to time, of an itemized account of such expenditures in accordance with the
guidelines   set  forth  by  the  Internal   Revenue   Service  for  travel  and
entertainment.

     5.  Non-exclusivity.  This Agreement is nonexclusive  and does not bind the
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Consultant from performing services of any kind or nature for any other entities or concerns, or from entering into any other business of any kind or nature.

     6. Health and Life  Insurance  Benefits.  The Company shall not provide the
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Consultant  participation  in the Company's group health  insurance plan,  group term life plan or group disability insurance during the term of this agreement or any time thereafter.

     7.  Independent  Contractor  Status.  Consultant  shall  be an  independent
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contractor with respect to all consulting services provided to the Company,  and shall have no authority to bind the Company in any manner. The Company shall not be responsible for payment of FICA/FUTA or for providing workers' compensation insurance for Consultant. The Company shall not withhold in respect of any state or federal income taxes on account of Consultant's compensation. Consultant shall make all arrangements necessary for timely payment of all the foregoing on Consultant's own account.

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


     8.  Confidential  Information.  Throughout  the  duration  of  Consultant's
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service  the  Consultant  shall  be  privy  to a  substantial  amount  of  data, information and knowledge which is the proprietary and confidential property of the Company. For the purposes of this Agreement, "trade secret or confidential or proprietary information" means any information concerning the Company or its business which Consultant learned during the Consultant's services at the Company and which is not generally known or available outside of the Company; such information includes, without limitation, information, whether written or otherwise, regarding the Company's earnings, expenses, manufacturing processes, material sources, equipment sources, customers and prospective customers, business plans, strategies, buying practices and procedures, prospective and executed contracts and other business arrangements. Consultant acknowledges that Consultant shall not either directly or indirectly use, disclose or communicate to any person or entity any trade secret or confidential or proprietary information of the Company for any purpose at all whether during or after the term of this Agreement, except to the extent any such information becomes generally known to the public through no fault of Consultant.

9.       General Provisions.
         ------------------

     9.1 Entire Agreement.  This Agreement and the Exhibits  incorporated herein
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constitute  the  entire  understanding  of  the  parties  with  regard  to  this
Agreement. There are no representations, promises, warranties, covenants or undertakings other than those expressly set forth herein. No modification or amendment of this Agreement shall be binding unless executed in writing by all parties.

     9.2  Assignment,  Successor and Assigns.  Neither this  Agreement,  nor any
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rights  hereunder  shall be  assignable  by any party  without the prior written consent of each of the other parties. This Agreement shall ensure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

     9.3 Headings.  The subject headings of the paragraphs and  subparagraphs of
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this  Agreement  are included for purposes of  convenience  only,  and shall not affect the construction or interpretation of any of the provisions of this Agreement. Singular terms shall include the plural, and plural terms shall include the singular.

     9.4 Notices. Notices required or authorized hereunder shall be deemed given
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sufficiently  if in writing  and  delivered  in person,  sent by  registered  or certified mail, return receipt requested and postage prepaid, or by facsimile to the addresses on record with the Company unless and until one party notifies the other party of any change of address.

     9.5  Severability.  In the event that one or more of the provisions of this
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Agreement  shall be  invalid,  illegal  or  unenforceable  in any  respect,  the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     9.6 Waivers. No waiver of any provision of this Agreement shall be deemed a
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waiver  of any  other  provision,  nor  shall any  single  waiver  constitute  a continuing waiver. The failure of any party as to seek redress for violation of, or as to insist upon the strict performance of any covenant or condition of this Agreement, shall not prevent a subsequent act which would have originally constituted a violation, from having the effect of an original violation.

     9.7  Time of  Essence.  Time is of the  essence  of each  provision  of the
          ----------------
Agreement.

     9.8 Governing Law. This Agreement  shall be governed by and interpreted and
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enforced in accordance  with,  the laws in force in the State of Colorado.  Each party hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the State of Colorado with respect to any matter arising hereunder or related hereto.

     9.9 Counterparts and Facsimiles.  This Agreement may be executed in several
         ---------------------------
counterparts, and as so executed shall constitute one Agreement, binding on all parties hereto, notwithstanding that all parties are not signatory as to one original or the same counterpart. Facsimile signatures are acceptable.

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

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement, on the date first above written.

COMPANY:                                             CONSULTANT:

FULL TILT SPORTS, INC.


By: /s/ Roger K. Burnett                            /s/ LeRoy Landhuis
    ----------------------------                    ----------------------------
    Roger K. Burnett, President                     LeRoy Landhuis


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